Exhibit 13.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of E.ON AG (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 7, 2007

/s/ Dr. Wulf H. Bernotat
Name:	Dr. Wulf H. Bernotat
Title:	Chief Executive Officer

Dated: March 7, 2007

/s/ Dr. Marcus Schenck
Name:	Dr. Marcus Schenck
Title:	Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to E.ON AG and will be retained by E.ON AG and furnished to the Securities and Exchange Commission or its staff upon request